Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Wipro Limited

We consent to the incorporation by reference in this registration statement on Form S-8 of Wipro Limited and subsidiaries of our report dated April 15, 2003, relating to the consolidated balance sheets of Wipro Limited and subsidiaries as of March 31, 2003, and 2002, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2003, which appear in the annual report on Form 20-F of Wipro Limited and subsidiaries for the year ended March 31, 2003. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on April 1, 2002 and adoption of provisions of SFAS No. 141, Business Combinations on July 1, 2001.

KPMG
Bangalore, India
December 15, 2003

/s/ KPMG